Exhibit 10.17
THIRD AMENDMENT TO THE CREDIT AGREEMENT

THIRD AMENDMENT
TO LOAN AND SECURITY AGREEMENT
          THIS THIRD AMENDMENT (this “Amendment”) is made as of the 25th day of April, 2005 to the Loan and Security Agreement dated as of June 30, 2003 (as amended or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement) by and among Wells-Gardner Electronics Corporation, an Illinois corporation (“WGE”), American Gaming & Electronics, Inc., a Nevada corporation (“AGE”) and LaSalle Bank National Association, a national banking association (“Lender”).
          WHEREAS, Borrowers have requested that Lender amend the Loan Agreement in certain respects as provided herein;
          WHEREAS, Lender has agreed to amend the Loan Agreement on the terms, and subject to the conditions set forth below;
          NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:
          1. Amendment. Subject to the condition set forth in Section 3 below, Borrowers and Lender agree to amend the Loan Agreement as follows:
          (a) Subsection 3(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:
(a) General Terms.
     Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender may, in its sole discretion, from time to time issue, upon a Borrower’s request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Four Million and No/100 Dollars ($4,000,000). Payments made by Lender to any Person on account of any Letter of Credit shall be immediately payable to Borrowers without notice, presentment or demand and Borrowers agree that each payment made by Lender in respect of a Letter of Credit issued on behalf of such Borrower shall constitute a request by such Borrower for a Prime Rate Loan hereunder. In the event such Loan is not advanced by Lender for any reason, such reimbursement obligations shall become part of the Liabilities hereunder and shall bear interest at the rate then applicable to Prime Rate Loans until repaid. Borrowers shall remit to Lender a Letter of Credit fee equal to one percent (1.00%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrowers shall also pay on demand the normal and customary administrative charges of the Lender for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.
          2. Representations and Warranties of Borrowers. Each Borrower represents and warrants that, as of the date hereof:
          (a) Borrowers have the right and power and are duly authorized to enter into this Amendment and all other agreements executed in connection herewith;
          (b) The execution, delivery and performance by Borrowers of this Amendment and the other agreements to which each Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of their respective Certificates of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which a Borrower is a party, or which purports to be binding on a Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which a Borrower or any of its properties may be subject; and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of a Borrower’s properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which a Borrower is a party or which purports to be binding on a Borrower or any of its properties;
          (c) No consent, license, registration or approval of any governmental authority bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other agreements executed by Borrowers in connection herewith; and
          (d) This Amendment and the other agreements executed by each Borrower in connection herewith have been duly executed and delivered by Borrowers and are enforceable against Borrowers in accordance with their terms.
          3. Condition to Effectiveness of this Amendment. The effectiveness of the terms and provisions of this Amendment shall be subject to the execution and delivery by Borrowers and Lender of this Amendment.

          4. Costs and Expenses. Borrower agrees to pay all reasonable legal fees and other expenses, whether for in-house or outside counsel, incurred by Lender in connection with this Amendment and the transactions contemplated hereby.
          5. Loan Agreement Remains in Force. Except as specifically waived and amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Amendment shall not be a waiver of any rights or remedies which Lender has provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.
          6. No Novation. This Amendment and all other agreements executed by Borrowers on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Liabilities of Borrowers to Lender.
          7. Entire Agreement. This Amendment comprises the entire agreement relating to the subject matter it covers and supersedes any and all prior written or oral agreements between Lender and Borrowers relating thereto.
          8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          9. Amendment. No amendment hereto shall be valid unless contained in a writing duly executed by the party or parties to be bound by it.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first set forth above.

WELLS-GARDNER ELECTRONICS CORPORATION, as a Borrower

By

Its

AMERICAN GAMING & ELECTRONICS, INC., as a Borrower

By

Its

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By

Its